UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2013

LIVEWIRE ERGOGENICS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-54588 (Commission File Number)	26-1212244 (IRS Employer Identification No.)
1747 S. Douglass Road, Unit C, Anaheim, California (principal executive offices)	92806 (Zip Code)

(714) 940-0155

(Registrant’s telephone number, including area code)

_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01                 Entry into a Material Definitive Agreement.

On September 3, 2013, LiveWire Ergogenics, Inc., pursuant to agreements with two of its lenders announced that the registrant had retired two convertible promissory notes by paying the sum of $40,000.00 to the two noteholders.

Likewise on September 3, 2013, Bill Hodson, the chief executive officer, and Brad Nichols, the president of LiveWire Ergogenics, Inc., agreed with the registrant to forgive any cash debt that is currently showing as a liability to LiveWire Ergogenics, Inc. regarding their personal deferred salaries to date, the total amount of which is $460,667.00, and shall no longer hold the registrant responsible for payment of that amount.

In addition, Messrs. Hodson and Nichols agreed to change the terms of their employment agreements to a salary of $1.00 per year.  All other details of our employment agreements shall remain in full effect.

Item 8.01.                Item 8.01 Other Events.

See, Item 1.01, above.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2013.	LIVEWIRE ERGOGENICS INC.

By /s/ Bill Hodson
Bill Hodson, Chief Executive Officer